Exhibit 99.1

Flagship Healthcare Management, Inc.
(A Development Stage Company)

INDEX

Index to Financial Statements	F-1
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements:
Balance Sheets, as of December 31, 2004 and 2003	F-3
Statements of Operations, for the years ended December 31, 2004 and 2003 and for the period from inception (July 9, 2002) to December 31, 2004	F-4
Statements of Stockholders’ Equity (Deficit), for the years ended December 31, 2004 and 2003 and for the period from inception (July 9, 2002) to December 31, 2002	F-5
Statements of Cash Flows, for the years ended December 31, 2004 and 2003 and for the period from inception (July 9, 2002) to December 31, 2004	F-6
Notes to Financial Statements	F-7 - F-21

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Flagship Healthcare Management, Inc.

We have audited the accompanying balance sheets of Flagship Healthcare Management, Inc. (a development stage company) as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended, and for the period from inception (July 9, 2002) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flagship Healthcare Management, Inc. as of December 31, 2004 and 2003, and its results of operations and cash flows for the years then ended, and for the period from inception (July 9, 2002) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has incurred net losses from inception and has working capital and net capital deficiencies. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jericho, New York
January 31, 2006

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Balance Sheets
As of December 31, 2004 and 2003

	December 31, 2004	December 31, 2003
ASSETS
Current Assets:
Cash	$3,018	$28,200
Prepaid expenses	23,690	-
Total current assets	26,708	28,200
Property and equipment, net	410,492	488,167
Restricted cash	135,000	-
Other assets	-	18,024

Total	$572,200	$534,391

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Account payable	$228,908	$-
Accrued liabilities	968,758	32,715
Due to stockholders	31,216	82,703
Total liabilities	1,228,882	115,418

COMMITMENTS AND CONTINGENCIES
Redeemable Series A Convertible Preferred Stock; $0.001 par value, 10,948,906 authorized, 6,642,340 shares issued and outstanding (liquidation value of $1,820,000)	1,640,286	-

Stockholders’ Equity (Deficit):
Preferred stock $0.001 par value, 19,051,094 authorized, 0 shares issued and
outstanding at December 31, 2004 and December 31, 2003	-	-
Common stock $0.001 par value, 70,000,000 shares authorized 31,536,060 and
30,536,060 shares issued and outstanding at December 31, 2004 and December 31, 2003, respectively	31,536	30,536
Additional paid-in capital	1,523,559	991,603
Deficit accumulated during the development stage	(3,852,063)	(603,166)
Total stockholders’ equity (deficit)	(2,296,968)	418,973
Total	$572,200	$534,391

See Notes to Financial Statements

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Statements of Operations
For the years ended December 31, 2004 and 2003
and for the period from inception (July 9, 2002) to December 31, 2004

	2004	2003	For the period from inception (July 9, 2002) to December 31, 2004

Revenue:	$-	$-	$-

Expenses:
Membership services	874,891	-	874,891
Selling, general and administrative	1,969,631	486,750	2,561,857
Depreciation and amortization expense	15,757	9,604	27,156
Impairment of long-lived assets	394,554	-	394,554

Total expenses	3,254,833	496,354	3,858,458

Operating Loss	(3,254,833)	(496,354)	(3,858,458)

Interest income	5,936	459	6,395

Loss before provision for income taxes	(3,248,897)	(495,895)	(3,852,063)

Provision for income taxes	-	-	-

Net loss	$(3,248,897)	$(495,895)	$(3,852,063)

See Notes to Financial Statements

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Statements of Stockholders’ Equity (Deficit)
For the years ended December 31, 2004 and 2003
and for the period from inception (July 9, 2002) to December 31, 2004

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity (Deficit)
	Shares	Amount

Balances at July 9, 2002 (inception)	-	$-	-	$-	$-

Issuance of common stock to founders at $0.001 per share in August 2002	16,000,000	16,000	-	-	16,000
Common stock issued for cash at $0.044 per share in August 2002	2,857,150	2,857	122,143	-	125,000
Net loss	-	-	-	(107,271)	(107,271)

Balances at December 31, 2002	18,857,150	18,857	122,143	(107,271)	33,729

Issuance of common stock in exchange for goods and services at $0.056 per share in August 2003	13,678,910	13,679	746,321	-	760,000
Issuance of common stock to employees at $0.056 per share in August 2003	1,510,000	1,510	82,386	-	83,896
Cancellation of founders’ shares at $0.001 per share in August 2003	(3,510,000)	(3,510)	3,510	-	-
Issuance of options to purchase common stock to employees for services	-	-	37,243	-	37,243
Net loss	-	-	-	(495,895)	(495,895)

Balances at December 31, 2003	30,536,060	30,536	991,603	(603,166)	418,973

Exercise of stock options at $0.035 per share in August 2004	1,000,000	1,000	34,000	-	35,000
Value of warrants issued in connection with the sale of Series A preferred stock, 6,642,340 shares issued and outstanding (liquidation value of $1,820,000)	-	-	143,066	-	143,066
Accretion of redeemable preferred stock	-	-	(16,223)	-	(16,223)
Issuance of options to purchase common stock to employees for services	-	-	95,162	-	95,162
Issuance of options to purchase common stock to non-employees for services	-	-	275,951	-	275,951
Net loss	-	-	-	(3,248,897)	(3,248,897)
Balances at December 31, 2004	31,536,060	31,536	1,523,559	$(3,852,063)	$(2,296,968)

See Notes to Financial Statements

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the years ended December 31, 2004 and 2003
and for the period from inception (July 9, 2002) to December 31, 2004

	2004	2003	For the period from inception (July 9, 2002) to December 31, 2004
OPERATING ACTIVITIES
Net loss	$(3,248,897)	$(495,895)	$(3,852,063)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation expense	371,114	37,243	408,356
Depreciation and amortization expense	15,757	9,604	27,156
Common stock issued in exchange for services	-	251,683	251,683
Preferred stock issued in exchange for services	85,000	-	85,000
Common stock issued to employees	-	83,896	83,896
Common stock issued to founders	-	-	16,000
Impairment of long-lived assets	394,554	-	394,554
Changes in operating assets and liabilities:
Restricted cash	(135,000)	-	(135,000)
Prepaid expenses	(23,690)	-	(23,690)
Other assets	18,024	(18,024)	-
Due to stockholders	(51,487)	69,440	114,979
Accounts payable	228,908	-	228,908
Accrued liabilities	936,042	32,715	968,758
Net cash used in operating activities	(1,409,675)	(29,338)	(1,431,463)
INVESTING ACTIVITIES
Purchases of property and equipment	(332,636)	(16,200)	(407,648)
Net cash used in investing activities	(332,636)	(16,200)	(407,648)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	-	125,000
Proceeds from exercise of stock options	35,000	-	35,000
Proceeds from issuance of redeemable preferred stock	1,735,000	-	1,735,000
Costs associated with issuance of redeemable preferred stock	(52,871)	-	(52,871)
Net cash provided by financing activities	1,717,129	-	1,842,129

Net (decrease) increase in cash	(25,182)	(45,538)	3,018

Cash at beginning of period	28,200	73,738	-

Cash at end of period	$3,018	$28,200	$3,018

Supplemental disclosure of non-cash investing and financing activities:

Value of contributions in-kind relating to redeemable preferred stock issued	$85,000	$-	$85,000
Value of contributions in-kind relating to common stock issued	$-	$760,000	$760,000
Value of warrants issued in connection with preferred stock	$143,066	$-	$143,066
Common stock issued to founders	$16,000	$-	$16,000
Cancellation of founders’ shares	$-	$3,510	$3,510
Accretion of redeemable preferred stock	$16,223	$-	$16,223

See Notes to Financial Statements

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

1.	Nature of Business and Basis of Presentation

U.S. Open Healthcare Management, Inc. (“USOH”) was incorporated under the laws of the State of New York on July 9, 2002. Flagship Healthcare Management, Inc. (“Flagship” or the “Company”) was incorporated under the laws of the State of Delaware on February 11, 2004. On February 18, 2004, USOH entered into an Agreement and Plan of Merger (the “Merger”) with Flagship. All of the outstanding shares of USOH common stock were converted into Flagship common stock, and the net assets of USOH were contributed to Flagship.

Flagship’s activities to date have been focused on developing a membership-based specialty healthcare referral system, through which subscribers would have priority access to a network of healthcare professionals for certain specialized needs.

As the Company has not yet commenced its principal business operations, at December 31, 2004, Flagship is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The accompanying financial statements have been prepared on a going concern basis. As shown in the accompanying financial statements, the Company has incurred losses in the development stage totaling $3,852,063 at December 31, 2004. These factors, among others, indicate that there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management recognizes that the Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to allow the Company to continue the development of its business plan and satisfy its obligations on a timely basis. Management believes that such cash flows will be funded by additional equity and/or debt financings through the time in which the Company evolves from the development stage and generates sufficient positive cash flows from its operations, if ever. However, there can be no assurance that management’s plans will be able to be achieved.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, if any, and expenses during the reporting period. The accounting estimates that require management’s most difficult and subjective judgments include capitalization of certain assets, depreciable/amortizable lives, impairment of long-lived assets, and the fair value of common stock and options issued for services as well as the allocation of proceeds from the issuance of equity instruments. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Cash and Cash Equivalents

The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

Restricted Cash

Included in restricted cash on the accompanying balance sheet as of December 31, 2004 is $135,000, which is being held to secure a letter of credit, related to the Company’s office space operating lease (Note 9).

Property and Equipment

Property and equipment, consisting principally of computer equipment and capitalized purchased software programs, are recorded at cost. Depreciation and amortization are provided for, using straight-line methods, in amounts sufficient to relate the cost of depreciable and amortizable assets to operations over their estimated useful lives. Repairs and maintenance are charged to operations as incurred.

The Company has adopted statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This statement requires that certain costs incurred in purchasing or developing software for internal use be capitalized as internal use software development costs and included in fixed assets. Amortization of the software will begin when the software is ready for its intended use.

The Company has adopted Securities Exchange Commission (“SEC”) Staff Accounting Bulletin No. 48, Transfers of Nonmonetary Assets by Promoters or Shareholders. This bulletin requires that transfers of nonmonetary assets or services to the Company by its shareholders in exchange for stock be recorded as the transferors’ historical cost basis determined under GAAP.

Long-Lived Assets

The Company periodically assesses the likelihood of recovering the cost of long-lived assets based on its expectations of future profitability and undiscounted cash flows. These factors, along with management’s plans with respect to the operations, are considered in assessing the recoverability of long-lived assets.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash. The Company reduces credit risk by placing its cash with major financial institutions with high credit ratings. At times, such amounts may exceed federally insured limits.

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Fair Value of Financial Instruments

The fair values of the Company’s assets and liabilities that qualify as financial instruments under Statement of Financial Accounting Standards (“SFAS”) No. 107 approximate their carrying amounts presented in the accompanying balance sheets at December 31, 2004 and 2003.

The Company has accounted for redeemable preferred stock in accordance with the provisions of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS No. 150”). SFAS No. 150 requires the classification of certain financial instruments as liabilities, including instruments issued in the form of shares that are mandatorily redeemable. As the Redeemable Series A Convertible Preferred Stock issued by the Company is not mandatorily redeemable at a specified or determinable date, or upon an event that is certain to occur, the Company is not required to account for this instrument as a liability under the provisions of SFAS No. 150 and as such has presented the Redeemable Series A Convertible Preferred Stock in the mezzanine section of the accompanying balance sheet at December 31, 2004.

Revenue Recognition

The Company will recognize revenues in accordance with SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB No. 101”) as amended by SEC Staff Accounting Bulletin No. 104, Revenue Recognition, revised and updated (“SAB No. 104”), which stipulates that revenue generally is realized or realizable and earned, once persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable and collectibility is reasonably assured. The Company will sell memberships to individuals and institutions for access to its healthcare service offerings. The Company will recognize revenue ratably, over the life of the membership. The Company had no revenues from membership for the years ended December 31, 2004 and 2003 and for the period from inception (July 9, 2002) to December 31, 2004.

Stock-Based Compensation

The Company has elected early adoption of SFAS No. 123(R) (revised 2004), Share Based Payment (“SFAS No. 123(R)”), which requires the recognition of compensation expense for employee stock options and other share-based payments. SFAS No. 123(R) was issued in December 2004. Under this method of adoption, expense related to employee stock options and other share-based payments is recognized over the relevant service period based on the fair value of each stock option grant.

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

The Company has accounted for non-employee compensation expense in accordance with Emerging Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (“EITF 96-18”), which requires non-employee stock options to be measured at their fair value as of the earlier of the date at which a commitment for performance to earn the equity instruments is reached (“performance commitment date”) or the date at which performance is complete (“performance completion date”). Accounting for non-employee stock options which involve only performance conditions when no performance commitment date or performance completion date has occurred as of the interim financial reporting date requires measurement at the instruments then-current fair value.

The Company has followed the guidance outlined in FASB Interpretations (“FIN”) No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (“FIN 28”) as it relates to computing expense when appreciation rights vest over time. As of December 31, 2004, the company accounted for 2,025,000 options under the guidance of EITF 96-18.

The fair value of each stock option grant to employees is estimated on the date of grant. The fair value of each stock option grant to non-employees is estimated on the applicable performance commitment date, performance completion date, or interim financial reporting date. A Black-Scholes option-pricing model, applying the following weighted average assumptions, was used to estimate the fair value for employee and non-employee stock options issued during each of the applicable fiscal years:

	2004	2003
Dividend yield	0.00%	0.00%
Expected volatility	80.33%	80.00%
Risk-free rate	4.14% to 4.71%	3.43%
Expected life of options	10 years	10 years

The Company has made an evaluation as to which options or other equity instruments will ultimately vest and assumed a forfeiture rate of 20% when computing employee stock option expense for 2004 and 2003.

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Income Taxes

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. The ultimate realization of deferred tax assets depends upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of financial statements. The statement requires additional disclosures in the financial statements for certain items; it does not affect the Company’s financial position or results of operations. The Company had no comprehensive income (loss) items for the year ended December 31, 2004 and 2003, and for the period from inception (July 9, 2002) to December 31, 2004.

Recent Accounting Pronouncements Issued, Not Adopted

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 153, Exchanges of Nonmonetary Assets (“SFAS No. 153”), an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions (“Opinion 29”), is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position and results of operations.

In June 2005, the FASB issued staff position (“FSP”) FSP 150-5, Issuer's Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable. This FSP articulates the staff’s position on SFAS No. 150, and clarifies the accounting treatment surrounding warrants for mandatorily redeemable shares, requiring companies to classify the warrants as a liability on the face of the balance sheet. The application of the FSP is effective for reporting periods beginning after June 30, 2005. The adoption of FSP 150-5 is not expected to have a material impact on the Company’s financial position and results of operations.

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

3. Property and Equipment, net

Property and equipment, net consists of the following at December 31, 2004 and 2003:

	2004	2003	Estimated useful lives

Purchased hardware	$130,667	$28,812	3 years
Purchased software	218,527	470,754	3 years
Equipment	72,194	-	5 years
Leasehold improvements	16,260	-	Shorter of life of asset or lease term
	437,648	499,566
Less: Accumulated depreciation and amortization	(27,156)	(11,399)
	$410,492	$488,167

The Company recognized $394,554 of impairment expense in August 2004, related to software acquired in 2003 to build the Company’s member database tool. Development efforts pursued during 2004 related to new technology made it unlikely that the Company would derive any future benefit from the assets that were initially acquired in 2003. This amount is recorded as a reduction in long-lived assets in the accompanying statement of operations for the year ended December 31, 2004.

Depreciation and amortization expense was $15,757 and $9,604 for the years ended December 31, 2004 and 2003, respectively.

4.	Accrued Liabilities

Accrued liabilities consisted of the following at December 31, 2004 and 2003:

	2004	2003

Accrued compensation and benefits	$648,687	$-
Accrued professional fees	140,367	31,249
Accrued purchased software	135,000	-
Other	44,704	1,466
	$968,758	$32,715

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

5.	Redeemable Series A Convertible Preferred Stock

The Company has authorized 30,000,000 shares of preferred stock, of which a total of 10,948,906 shares have been designated as Redeemable Series A Convertible Preferred Stock (“Series A Preferred Stock”) with a par value of $0.001 per share. In February 2004 and April 2004 (the “First Closing” and the “Second Closing”, respectively), the Company entered into a Securities Purchase Agreement with individual investors (the “Investors” or the “Holders”) to purchase a total of 6,642,340 of the Company’s Series A Preferred Stock and warrants to purchase 1,328,468 shares of the Company’s Series A Preferred Stock (the “Warrants”) at a price of $0.274 per share for an aggregate purchase price of $1,820,000, which consisted of $1,735,000 in cash. The Warrants are exercisable in whole or in part through February 11, 2010, subject to certain events as described in the Securities Purchase Agreement. The net proceeds from the First Closing and Second Closing were allocated to the Series A Preferred Stock and Warrants based on their relative fair values, resulting in an allocation of value to the warrants of $70,000, and a beneficial conversion of $73,066, which were recorded as additional paid-in capital, and a reduction in the carrying value of the Series A Preferred Stock.

Between August and December 2003, a shareholder of the Company incurred expenses on behalf of the Company relating to, among other things, salaries allocable to individuals working on Company matters, rent and other allocable expenses for space utilized at the shareholder’s office. As part of the First Closing, the Company issued 310,219 shares of the Company’s Series A Preferred Stock and 62,044 Warrants at $0.274 per share to settle these charges amounting to $85,000.

In connection with the First Closing and Second Closing the Company incurred issuance costs of $52,871, which was recorded as an offset to the carrying value of the Series A Preferred Stock.

As the redemption price, as described below, exceeds the recorded amount of the Series A Preferred Stock, the Company is accreting the difference using the effective interest method over the period from the date of issuance until February 11, 2010. Accretion of the carrying value of the Series A Preferred Stock was $16,223 for the year ended December 31, 2004, and has been charged directly to additional paid-in capital.

The following is a summary of certain rights and preferences of the Series A Preferred Stock pursuant to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”):

Redemption - Holders of a majority of the then outstanding shares of Series A Preferred Stock have the right to require the Company to redeem 50% and 100% of all outstanding shares of Series A Preferred Stock at any time after February 11, 2009 and February 11, 2010, respectively, at a redemption price per share equal to the Series A Original Purchase Price, as defined in the Certificate of Incorporation.

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Dividends - The holders of the Series A Preferred Stock are entitled to any dividends declared on the Common Stock.

Liquidation - In the event of liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock are entitled to receive in preference to all holders of other classes of stock their Series A Preferred Stock, if any, as defined in the Certificate of Incorporation.

Conversion - The holders of the Series A Preferred Stock are entitled at any time, upon written election to the Company to cause a Voluntary Individual Conversion, as defined in the Certificate of Incorporation, of the Series A Preferred Stock into common stock. Each outstanding share of Series A Preferred Stock shall automatically be converted into common stock upon a Qualified Public Offering, as defined in the Certificate of Incorporation. As of December 31, 2004, each share of Series A Preferred Stock is convertible into one share of common stock.

Voting - Holders of Series A Preferred Stock shall be entitled to the number of votes equal to the largest number of shares of common stock into which such shares of Series A Preferred Stock could be converted on the record date of the vote or written consent of stockholders.

6.	Stockholders’ Equity

Preferred Stock

The Company has authorized 30,000,000 shares of preferred stock with a par value of $0.001, of which a total of 10,948,906 shares have been designated as Series A Convertible Preferred Stock. The remaining 19,051,094 shares were un-issued as of December 31, 2004.

Common Stock

All share data has been retroactively restated to reflect the conversion of USOH common stock and stock options into Flagship common stock and stock options in connection with the Merger.

During 2002, the Company sold 2,857,150 shares of the Company’s common stock resulting in aggregate proceeds of $125,000.

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Through July 2003, certain of the Company’s shareholders incurred expenses on behalf of the Company relating to, among other things, salaries allocable to individuals working on Company matters, rent and other allocable expenses for space utilized at the offices of one of the shareholders and consulting expenses for consultants utilized to further the Company’s platform development. In accordance with EITF 96-18, the consideration of services rendered and the corresponding equity contribution were recorded at fair value. In addition during August 2003, one of the Company’s shareholders contributed assets to the Company, with the expectation that such assets would further the Company’s platform development, some assets with the specific intent to be the basis on which the Company would build its member database tool for its core services. In accordance with SEC Staff Accounting Bulletin No. 48, Transfers of Nonmonetary Assets By Promoters Or Shareholders, the assets and the corresponding equity contribution were recorded at the shareholder’s historical cost basis. In August 2003, the aggregate of these amounts due to shareholders were contributed by the shareholders to the capital of the Company, and 13,678,910 common shares with a carryover basis of $760,000 were issued. Subsequently, the Company recognized $394,554 of impairment expense in August 2004 related to a portion of the assets that were contributed (Note 3).

During 2003, two of the Company’s founders contributed an aggregate of 3,510,000 shares of common stock to the Company. One of the Company’s founders contributed an aggregate of 2,000,000 shares of common stock to be reserved for the Company’s stock option plan. In addition two of the Company’s founders gave 1,510,000 shares of the Company’s common stock to employees resulting in $83,896 of compensation expense included in the accompanying statement of operations for the year ended December 31, 2003.

As of December 31, 2004, 30,493,132 shares of common stock were available for future issuance.

7.	Stock-Based Compensation

2004 Stock Option and Grant Plan

From time to time, Flagship issued stock-based compensation to its officers, directors, employees and consultants. The maximum term of options granted is generally 10 years and generally options vest over a period of four years. However, the Board of Directors of the Company may approve other vesting schedules. Flagship has issued options to employees and non-employees under stock option agreements. Vested options may be exercised in whole or in part.

The exercise price of the stock options granted is determined by the Board of Directors on the date of grant, considering factors such as the sale of stock and results of operations.

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Flagship recognized compensation expense of $81,200 and $37,243 for the years ended December 31, 2004 and 2003, respectively, as a result of issuing options to employees, which is included in selling, general and administrative in the accompanying statements of operations. In addition, Flagship recognized compensation expense of $13,962 during the year ended December 31, 2004 as a result of issuing options to employees, which is included in membership services in the accompanying statements of operations.

During the year ended December 31, 2004, Flagship recognized compensation expense of $275,951 as a result of issuing options to non-employees, which is included in membership services in the accompanying statements of operations.

The following is a summary of the Flagship’s stock option activity for the years ended December 31, 2003 and 2004:

	Options	Weighted Average Exercise Price	Weighted Average Fair Value
Options outstanding January 1, 2003	-	$-	$-

Options granted	2,430,000	0.035	0.037
Options exercised	-	-	-
Options cancelled	(80,000)	0.035	0.037

Outstanding, December 31, 2003	2,350,000	$0.035	$0.037

Options granted	2,925,000	0.111	0.205
Options exercised	(1,000,000)	0.035	0.037
Options cancelled	(90,000)	0.100	0.210

Outstanding, December 31, 2004	4,185,000	$0.087	$0.168

Exercisable, December 31, 2004	1,897,000	$0.072	$0.145
Exercisable, December 31, 2003	750,000	$0.035	$0.037

The options outstanding at December 31, 2004 have an exercise price range of $0.035 to $0.20 per share, a weighted average remaining contractual life of approximately 9.2 years, and intrinsic value of $837,893. During 2004, 1,000,000 employee options were exercised at an exercise price of $0.035 resulting in proceeds of $35,000.

As of December 31, 2004 there were 1,897,000 exercisable options with a total value of $275,990 and a weighted average remaining contractual life of approximately 9.1 years.

As of December 31, 2004, there was $169,461 of total deferred compensation cost related to options issued to employees.

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

A summary of the status of the Company’s nonvested options as of December 31, 2003, and December 31, 2004, and changes during the years ended December 31, 2003 and December 31, 2004, is presented below:

	Options	Weighted Average Grant Date Fair Value
Options outstanding January 1, 2003	-	$-
Options Granted	2,430,000	0.037
Options Exercised	-	-
Options Cancelled	(80,000)	0.037
Options Vested	(750,000)	0.037
Nonvested, December 31, 2003	1,600,000	0.037
Options Granted	2,925,000	0.208
Options Exercised	(750,000)	0.037
Options Cancelled	(90,000)	0.210
Options Vested	(1,397,000)	0.167
Nonvested, December 31, 2004	2,288,000	0.169

On the Closing Date of the Merger, all USOH outstanding stock options were exchanged for options in Flagship.

8. Income Taxes

A reconciliation of the statutory U.S. federal income tax rate to the Company’s effective tax was as follows:

	For the Year Ended December 31,
	2004	2003

Statutory U.S. rate	34.0%	34.0%
State and City income taxes, net of federal benefit	11.0%	11.0%
Effect of valuation allowance	(45.0%)	(45.0%)

Total income tax expense (benefit)	0.0%	0.0%

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Significant components of the Company’s future tax assets at December 31, 2004 and 2003 are as follows:

	2004	2003

Net operating loss carryforwards	$1,745,000	$263,000
Depreciation	(21,700)	(300)
Deferred rent	(3,700)	-
Deferred tax assets	1,719,600	262,700
Effect of valuation allowance	(1,719,600)	(262,700)
Net deferred tax assets	$-	$-

The following table summarizes the change in the valuation allowance:

	For the Year Ended December 31,
	2004	2003

Valuation allowance at beginning of year	$(262,700)	$(40,500)
Increase in valuation allowance	(1,456,900)	(222,200)
Valuation allowance at end of year	$(1,719,600)	$(262,700)

At December 31, 2004, the Company had net operating loss (“NOL”) carry- forwards of approximately $3,900,000, which expire through 2024, subject to certain limitations. A full valuation allowance has been established because of the uncertainty regarding the Company’s ability to generate income sufficient to utilize the tax losses during the carryforward period. The increase of $1,456,900 and $222,200 in the valuation allowance for the years ended December 31, 2004 and 2003, respectively, is primarily due to the increase in the net operating loss of the Company over the same periods.

9. Commitments and Contingencies

Leases

The Company leases office space under an operating lease, which covers a period from December 12, 2004 through December 29, 2010.

Future minimum payments under this lease are as follows:

2005	$238,790
2006	278,100
2007	286,443
2008	295,036
2009	303,887
Thereafter	286,051
$1,688,307

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

Rent expense is recognized over the term of the lease on a straight-line basis. Total rent expense was $106,048 and $71,119 for the years ended December 31, 2004 and 2003, respectively. Included in accrued liabilities as of December 31, 2004 is deferred rent of $34,795. The Company had no deferred rent liability as of December 31, 2003.

Litigation

From time to time, in the normal course of business, the Company may be involved in certain litigation and/or proceedings (Note 11).

10.	Related Party Transactions

From inception through December 2004, the Company’s principal operations were conducted from the offices of one of its principal shareholders. During that time, expenses totaling approximately $538,600 allocable to the Company, including salaries, rent and other direct and indirect expenses, were charged to the Company by the shareholder. From time to time, amounts incurred by shareholders on behalf of the Company have either been contributed to the equity of the Company, or repaid from available cash on hand.

During the year ended December 31, 2004, the Company incurred approximately $135,000 in accrued liabilities for software development costs included on the accompanying balance sheets, payable to UCA Services, Inc., a subsidiary of NetFabric Holdings, Inc., a company which has a common principal shareholder with Flagship.

Due to stockholders on the accompanying balance sheets at December 31, 2004 and 2003 represents amounts owed a shareholder of the Company for expenses paid on behalf of the Company.

11.	Subsequent Events

Series B Convertible Preferred Stock

The Company has designated 7,692,308 shares as Redeemable Series B Convertible Preferred Stock (“Series B Preferred Stock”) with a par value of $0.001 per share. During 2005 in three separate closings, the Company issued an aggregate of 5,205,769 shares of Series B Convertible Preferred Stock at a per share price of $0.65 generating gross proceeds of $3,383,750.

Stock Based Compensation

In March 2005, the Company issued 3,031,000 shares of common stock to certain members of management to settle $606,250 of compensation costs accrued during the year ended December 31, 2004. The stock was issued at $0.525 per share and resulted in additional compensation expense of approximately $985,156.

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

In June 2005, the Company issued 2,082,000 additional options to employees at an exercise price of $0.20 and an underlying fair value of $0.525.

Short-Term Notes

During 2005, the Company issued an aggregate of $2,860,000 in short-term notes, of which $1,810,000 was issued to officers and directors of the Company. Subsequently, in February 2005 $250,000 of the amounts due to an officer was repaid. The notes bear interest at approximately 7.0% and are payable on or before June 30, 2006.

Fixed Price Convertible Notes

On January 30, 2006 Flagship entered into an agreement with certain investors to invest $7,000,000 in Secured Convertible Term Notes (the “Notes”) in Flagship. Of the $2,860,000 short-term notes discussed above, $2,600,000 was converted as part of the $7,000,000 Notes. The Notes are collateralized by the assets of Flagship, bear interest at the prime rate published in the Wall Street Journal plus 1.0% and are convertible into common stock of Flagship at a fixed conversion price of $0.90 per share. Commencing one year after the closing of the Notes, Flagship is required to repay the Notes on a monthly basis over the next 24 months. In the event that any of the principal is converted into common stock, the amount converted shall be credited against the next monthly payment. Flagship has the option of prepaying any outstanding principal by paying to the note holders 130% of the principal amount. Flagship has agreed to issue to the investors common stock equal to 12.25% of Flagship’s common stock on a fully diluted basis. The investors will also receive seven year warrants to purchase common stock of Flagship equal to 25% of the amount invested with an exercise price of $0.92 per share.

Acquisition

On January 30, 2006 Flagship purchased 34,000,000 shares of common stock of Finity Holdings, Inc. ("Finity") from Common Solutions LLC for $240,000. As a result Flagship controls 60.9% of the voting stock of Finity. The funds for the purchase of these shares came from the financing discussed above. On the Closing of the Exchange Agreement (see below) Finity will acquire all of the issued and outstanding capital stock of Flagship on a one for one basis in exchange for an aggregate of 55,500,255 newly issued shares of Finity’s common stock. The shares of Finity held by Flagship will be cancelled at the time of the Closing.

Flagship Healthcare Management, Inc.
(A Development Stage Company)
Notes to Financial Statements

The Exchange Agreement

On January 30, 2006, (the "Closing Date") Flagship entered into a Share Exchange Agreement (the "Exchange Agreement") with Finity and with all of the stockholders (the "Stockholders") of Flagship. The closing shall occur immediately following Finity's filing of a Restated and Amended Certificate of Incorporation which shall effectuate a name change of Finity, a one hundred twenty-five (125) for one (1) reverse stock split, and an increase in the authorized shares to a total of 130,000,000 shares of capital stock (the "Closing"). The minority shareholders of Finity will own approximately 174,092 shares of Finity common stock, less than 1%, after the reverse split and the Closing. Finity will acquire all of the issued and outstanding capital stock of Flagship from the Stockholders on a one for one basis in exchange for an aggregate of 55,500,255 newly-issued shares of Finity's Common Stock (the "Exchange"). Since the stockholders of Flagship received the majority of the voting shares of Finity, Finity will carry on the business of Flagship, and the officers and directors of Flagship will become the officers and directors of Finity. The transaction was accounted for as Flagship being the accounting acquirer (legal acquiree) and Finity being the accounting acquiree (legal acquirer). Since at the closing Finity was a non-operating shell corporation no longer meeting the definition of a business as defined in EITF Consensus 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business, the transaction was equivalent to Flagship issuing stock for the net liabilities of Finity accompanied by a recapitalization. The accounting was identical to that resulting from a reverse acquisition, except that there were no adjustments to the historic carrying values of the assets and liabilities.

The financial statements of Flagship prior to the recapitalization will become the historical financial statements of the combined entities.

Registration Rights

Pursuant to the terms of the $7,000,000 Notes discussed above, Finity is required to file a registration statement with the SEC within 60 days of the closing registering all of the common stock underlying the investment and will have the registration declared effective within 120 days of funding. If the registration is not filed or declared effective by the SEC within the required timeframe, then Finity will be required to pay to the investors certain liquidated damages in cash.

Pending Litigation

A former independent contractor (the “Plaintiff”) has filed a lawsuit against Flagship among others. The Plaintiff alleges that he was promised employment with the Company and performed services to Flagship based on these promises. The Plaintiff is seeking compensatory and punitive damages, including the issuance of additional shares of stock for these services and attorney fees in an aggregate amount of approximately $1,800,000. The Company believes this lawsuit is without merit and intends to defend it vigorously. In management’s opinion the final resolution of this matter will not have a material impact on the financial position or results of operations of the Company.